UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2005

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2231986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4295 San Felipe Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2005, Prosperity Bancshares, Inc. (“Prosperity”), a Texas corporation, Prosperity Bank (“Prosperity Bank”), a Texas banking association and wholly owned subsidiary of Prosperity (collectively, the “Companies”), and D. Michael Hunter mutually agreed to terminate the existing Employment Agreement between the parties effective as of March 1, 2005, although Hunter will continue in his positions as Vice Chairman and a director of Prosperity and as a director of Prosperity Bank. In connection with the termination of the Employment Agreement, the Companies and Hunter entered into a Termination Agreement effective December 8, 2005 pursuant to which the parties agree to terminate the Employment Agreement and the Companies agree to pay Hunter a lump sum payment of $625,000, which represents Hunter’s base salary through the term of the Employment Agreement, in consideration of such termination.

On December 8, 2005, the Companies and Hunter entered into a Non-Competition Agreement to be effective through February 29, 2008 (the Non-Competition Period”). Pursuant to the Non-Competition Agreement, Hunter agrees that during the Non-Competition Period, he will not compete or engage, anywhere in the geographic area comprised of Austin, Corpus Christi, Houston, Victoria, and San Antonio, Texas and the fifty (50) mile radius surrounding those communities (referred to as “Market Area”), in a business similar to that of the Companies, or compete or engage in that type of business which the Companies have plans to engage in, or any business which the Companies have engaged in during the preceding twelve (12) month period, in each case if within the twenty-four (24) months before the termination of the Non-Competition Period, Hunter had access or potential access to information regarding the proposed plans or the business in which the Companies engaged. In addition, during the Non-Competition Period, Hunter agrees not to solicit competing business from customers or prospective customers of the Companies if Hunter had made contact with the customer or had access to information and files regarding the customer within the twelve (12) months preceding the termination of the Non-Competition Period. The Non-Competition Agreement also includes non-disclosure covenants that survive the Non-Competition Period.

In consideration of Hunter entering into the Non-Competition Agreement, Prosperity will pay Hunter an aggregate of $50,000, which shall be paid in monthly payments through the end of the Non-Competition Period; provided that the monthly payments will cease upon the earlier termination of the Non-Competition Agreement. During the Non-Competition Period, Hunter will be entitled to reimbursement of certain business expenses and participation in certain employee benefit plans and stock based compensation programs. Further, Hunter shall be eligible to receive a bonus under any bonus plan for Prosperity Bank beginning in 2006.

The Non-Competition Agreement may be terminated by Prosperity upon Hunter’s Disability (as defined in the Non-Competition Agreement).

The foregoing summary of the Termination Agreement and the Non-Competition Agreement is not complete and is qualified in its entirety by reference to the complete text of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As described in Item 1.01 above, which description is incorporated in this Item 1.02 by reference, the Termination Agreement entered into among the Companies and Hunter provides for the termination of the Employment Agreement as of December 8, 2005. The Employment Agreement was for a three-year term, and entitled Hunter to a base salary of $300,000, eligibility for bonuses in 2006, plus reimbursement of certain business expenses and participation in certain employee benefit plans and stock based compensation programs. The Employment Agreement provided that Hunter would receive payment of his base salary for the remainder of the term of the Employment Agreement upon the termination of his employment with Prosperity and/or Prosperity Bank for any reason other than cause, as a result of his death or disability or if he resigns for good reason (as defined in the Employment Agreement).

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following are filed as exhibits to this current report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Termination Agreement dated as of December 8, 2005 by and among Prosperity Bancshares, Inc., Prosperity Bank and D. Michael Hunter

10.2	Non-Competition Agreement dated as of December 8, 2005 by and among Prosperity Bancshares, Inc., Prosperity Bank and D. Michael Hunter

10.3	Employment Agreement among Prosperity, Prosperity Bank and D. Michael Hunter (incorporated herein by reference to Exhibit 10.4 to Prosperity’s Registration Statement on Form S-4 (Registration No. 333-121767))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: December 8, 2005	By:	/s/ James D. Rollins III
James D. Rollins III
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Termination Agreement dated as of December 8, 2005 by and among Prosperity Bancshares, Inc., Prosperity Bank and D. Michael Hunter

10.2	Non-Competition Agreement dated as of December 8, 2005 by and among Prosperity Bancshares, Inc., Prosperity Bank and D. Michael Hunter

10.3	Employment Agreement among Prosperity, Prosperity Bank and D. Michael Hunter (incorporated herein by reference to Exhibit 10.4 to Prosperity’s Registration Statement on Form S-4 (Registration No. 333-121767))